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                                                                         FORM OF
                                                          UNDERWRITING AGREEMENT
                                                                  (CERTIFICATES)
                                                                      OH&S DRAFT
                                                                         8/26/96






                    CHASE MANHATTAN AUTO OWNER TRUST 199_-_

                           ASSET BACKED CERTIFICATES

                         CHASE MANHATTAN BANK USA, N.A.
                              Seller and Servicer

                       CERTIFICATE UNDERWRITING AGREEMENT

                             _______________, 1996


Chase Securities Inc.,
  As Representative of the
  Several Underwriters,
270 Park Avenue
New York, NY 10017


Ladies and Gentlemen:

            1. Introductory. Chase Manhattan Bank USA, N.A., a national banking association (the "Bank"), proposes to form Chase Manhattan Auto Owner Trust 199_-_ (the "Trust") to sell $_____________ aggregate principal amount of ____% Asset Backed Certificates (the "Certificates"), each representing a fractional undivided interest in the Trust.

            The assets of the Trust will include, among other things, a pool of simple interest [and actuarial method] retail installment sales contracts and purchase money loans (the "Receivables") secured by new and used automobiles (the "Financed Vehicles") and certain monies due or to become due [or received] thereunder on or after the Cutoff Date (as hereinafter defined), such Receivables to be sold to the Trust and serviced by the Bank, as Servicer, or by a successor Servicer. The Original Pool Balance of the Receivables as of the opening of business on ____________, 199_ (the "Cut-off Date") shall be equal $____________. The Certificates will be issued pursuant to the Amended and Restated Trust Agreement to be dated as of ________________, 1996 (as amended and supplemented from time to time, the "Trust Agreement"), among the Bank, _________________________, as general partner (the "General Partner") and
__________________________, as owner trustee (the "Owner Trustee").


            Simultaneously with the issuance and sale of the Certificates as contemplated herein, the Trust will issue $_____________ aggregate principal amount of Class A-1 ___% Asset Backed Notes (the "Class A-1 Notes) and $_____________ aggregate principal amount of Class A-2 ___% Asset Backed Notes (the "Class



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A-2 Notes"; and together with the Class A-1 Notes, the "Notes"), pursuant to the
Indenture to be dated as of _______________, 199_ (as amended and supplemented from time to time, the "Indenture"), between the Trust and _______________________, as indenture trustee (the "Indenture Trustee"), which will be sold pursuant to an underwriting agreement dated the date hereof (the "Note Underwriting Agreement"; together with this Certificate Underwriting Agreement, the "Underwriting Agreements") among the Bank and the underwriters named therein. The Notes and the Certificates are sometimes referred to collectively herein as the "Securities".

            Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement to be dated as of ____________, 199_ (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), between the Trust and the Bank, as Seller and Servicer.

            This is to confirm the agreement concerning the purchase of the Notes from the Bank by the several underwriters named in Schedule I hereto (the "Underwriters"), for whom, Chase Securities Inc. is acting as representative (the "Representative").

            2. Representations and Warranties of the Bank. The Bank represents and warrants to, and agrees with, the Underwriters, that:

            (a) A registration statement on Form S-3 (No. 333- _____) has been filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "Act") and the Rules and Regulations under the Act (the "Rules and Regulations"). Such registration statement, as amended on the date that such registration statement or the most recent post-effective amendment thereto became effective under the Act, including the exhibits thereto, is hereinafter referred to as the "Registration Statement." The Registration Statement has become effective, and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Bank, threatened by the Commission. The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement. The Bank proposes to file with the Commission pursuant to Rule 424(b) of the Rules and Regulations a prospectus supplement to the Base Prospectus (as defined herein) relating to the sale of the Securities (the "Prospectus Supplement"). The base prospectus filed as part of the Registration Statement, in the form it appears in the Registration Statement, or in the form most recently revised and filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the "Base Prospectus."



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The Base Prospectus as supplemented by the Prospectus Supplement is hereinafter referred to as the "Prospectus".

            (b) Except to the extent that the Representative shall have agreed to a modification, the Prospectus shall be in all substantive respects in the form furnished to the Representative prior to the execution of this Agreement or, to the extent not completed at such time, shall contain only such material changes as the Bank has advised the Representative, prior to such time, will be included or made therein.

            (c) The Registration Statement, at the time it becomes effective, and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Act and the Trust Indenture Act of 1939 and the Rules and Regulations and did not include any untrue statement of a material fact and, in the case of the Registration Statement, did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, did not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; on the Closing Date (as defined herein), the Registration Statement and the Prospectus, as amended or supplemented as of the Closing Date, will comply in all material respects with the applicable requirements of the Act and the Rules and Regulations, and neither the Prospectus nor any amendment or supplement thereto will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Bank makes no representation and warranty to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, or in conformity with, information furnished in writing to the Bank by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation of the Registration Statement or the Prospectus.

            (d) The Bank is a national banking association organized under the laws of the United States, with full power and authority to own its properties and conduct its business as described in the Prospectus, and had at all relevant times and has power, authority and legal right to acquire, own, sell and service the Receivables.

            (e) When the Notes have been duly executed and delivered by the Owner Trustee and, when authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant

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to the Note Underwriting Agreement, the Notes will be validly issued and will constitute legal, valid and binding obligations of the Trust enforceable against the Trust in accordance with their terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors' rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Bank or in the event of any moratorium or similar occurance affecting the Bank and to general principles of equity.

            (f) When the Certificates have been duly executed, authenticated and delivered by the Owner Trustee in accordance with the Trust Agreement and delivered and paid for pursuant to this Agreement, will be validly issued and entitled to the benefits and security afforded by the Trust Agreement.

            (g) The execution, delivery and performance by the Bank of this Agreement, Note Underwriting Agreement, and Basic Documents, and the consummation by the Bank of the transactions provided for herein and therein have been, or will have been, duly authorized by the Bank by all necessary action on the part of the Bank; and neither the execution and delivery by the Bank of such instruments, nor the performance by the Bank of the transactions herein or therein contemplated, nor the compliance by the Bank with the provisions hereof or thereof, will (i) conflict with or result in a breach or violation of any of the material terms and provisions of, or constitute a material default under, any of the provisions of the articles of association or by-laws of the Bank, or (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Bank or its properties, or (iii) , conflict with any of the material provisions of any material indenture, mortgage, contract or other instrument to which the Bank is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instruments, except, in the case of clauses (ii) and (iii) , for any such breaches or conflicts as would not individually or in the aggregate have a material adverse effect on the transactions contemplated hereby.

            (h) When executed and delivered by the parties thereto, each of the Sale and Servicing Agreement, the Trust Agreement and the Administration Agreement will constitute a legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors' rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Bank or in the event of any moratorium or similar occurrence affecting the Bank and to general principles of equity.


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            (i) All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or "blue sky" laws of various jurisdictions), required in connection with the execution, delivery and performance of this Agreement, the Note Underwriting Agreement and the Basic Documents has been or will be taken or obtained on or prior to the Closing Date.

            (j) As of the Closing Date, the representation and warranties of the Bank, as Seller and Servicer, and of the General Partner in the Basic Documents will be true and correct.

            (k) This Agreement has been duly executed and delivered by the Bank.

            3. Purchase, Sale, Payment and Delivery of the Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Bank agrees to cause the Trust to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, (a) at a purchase price of [_____]% of the principal amount thereof, the respective principal amount for the Certificates set forth opposite the name of such Underwriter in Schedule I hereto [, plus accrued interest, if any, from _____________, 199_].

            The Bank will deliver the Certificates to the Representative for the respective accounts of the Underwriters against payment of the purchase price in immediately available funds drawn to the order of the Bank at the offices of __________________________ in New York, New York ________ at 10:00 a.m., New
York City time, on ____________, 199_ or at such other time not later than seven full business days thereafter as the Representative and the Bank determine, such time being herein referred to as the "Closing Date." The Certificates to be so delivered will be initially represented by one or more definitive Certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC") and will be made available for inspection by the Representative at the office where delivery and payment for such Certificates is to take place no later than 1:00 p.m., New York City time on the Business Day prior to the Closing Date.

            4. Offering by the Underwriters. It is understood that the Underwriters propose to offer the Certificates for sale to the public (which may include selected brokers and dealers) as set forth in the Prospectus.

            5. Covenants of the Bank. The Bank covenants and agrees with the Underwriters that:

            (a) The Bank will file the Prospectus with the Commission pursuant to Rule 424(b) of the Rules and Regulations within the time prescribed therein and will provide evidence satisfactory to the Representative of such timely filing. During any period (a "prospectus delivery period") that a prospectus relating to the Certificates is required to be declared under the Act, the Bank will not file any amendments to the Registration Statement, or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Representative, or if the Representative shall have reasonably objected thereto promptly after receipt thereof; the Bank will promptly advise the Representative or its counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective, (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for any additional information and (iii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Certificates or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or "blue sky" law, as soon as the Bank is advised thereof, and will use its reasonable efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

            (b) If, at any time during the prospectus delivery period (without regard to any market making prospectus required by the Underwriters pursuant to the Act), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus in order to comply with the Act or the Rules and Regulations, the Bank promptly will prepare and file with the Commission (subject to the Representative's prior review pursuant to paragraph (a) of this Section 5), an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance.


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            (c) The Bank will furnish to the Representative copies of the
Registration Statement, each preliminary prospectus supplement relating to the Certificates, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may reasonably request.

            (d) The Bank will cooperate with the Representative in arranging for the qualification of the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions, or as necessary to qualify for the Euroclear System or Cedel Bank, Societe anoyme, as the Representative designates and will continue such qualifications in effect so long as required for the distribution of the Certificates; provided, however, that neither the Bank nor the Trust shall be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

            (e) For a period from the date of this Agreement until the retirement of the Certificates, the Bank, as Servicer, will furnish to the Representative copies of each certificate and the annual statements of compliance delivered to independent certified public accountants' reports furnished to the Indenture Trustee or the Owner Trustee pursuant to the Sale and Servicing Agreement, as soon as practicable after such statements and reports are furnished to the Indenture Trustee or the Owner Trustee.

            (f) So long as any of the Certificates is outstanding, the Bank will furnish to the Representative as soon as practicable, (A) all documents distributed, or caused to be distributed, by the Bank to the Certificateholders,

(B) all documents filed, or caused to be filed, by the Bank with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any order of the Commission thereunder or pursuant to a "no-action" letter from the staff of the Commission and (C) from time to time, such other information in the possession of the Bank concerning the Trust and any other information concerning the Bank filed with any governmental or regulatory authority which is otherwise publicly available, as the Representative may reasonably request.

            (g) On or before the Closing Date, the Bank shall cause its computer records relating to the Receivables to be marked to show the Trust's absolute ownership of the Receivables, and from and after the Closing Date neither the Bank nor the Servicer shall take any action inconsistent with the Trust's ownership of such Receivables [and the security interest of the Indenture Trustee therein], other than as permitted by the Sale and Servicing Agreement.


                                       6
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            (h) To the extent, if any, that the rating provided with respect to the Certificates by the rating agency or agencies that initially rate the Certificates is conditional upon the furnishing documents or the taking of any other actions by the Bank, the Bank shall furnish such documents and take any such other actions.

            (i) For the period beginning on the date of the date hereof and ending the Closing Date, unless waived by the Representative, neither the Bank nor any trust originated, directly or indirectly, by the Bank will offer to sell or sell notes (other than the Notes) collateralized by, or certificates (other than the Certificates) evidencing an ownership interest in, ownership interest in, receivables generated pursuant to retail automobile or light duty truck installment sale contracts or purchase money loans.

            6. Payment of Expenses. The Bank will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the Indenture Trustee's and Owner Trustee's acceptance fee and the fees and disbursements of the counsel to the Indenture Trustee and counsel to the Owner Trustee, (iii) the fees and disbursements of the accountants, (iv) the fees of the rating agencies, (v) [fees of counsel to the Underwriters, to the extent that such fees exceed $[___________]] and (vi) blue sky expenses; provided, however, that the Underwriters may reimburse the Bank for certain expenses incurred by the Bank as agreed to by the Underwriters and the Bank.

            7. Conditions to the Obligations of the Underwriters. The obligation of the several Underwriters to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Bank herein, on the date hereof and as of the Closing Date, to the accuracy of the statements of officers of the Bank made pursuant to the provisions hereof, to the performance by the Bank of its obligations hereunder and to the following additional conditions precedent:



                                       7
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                  (a) On or prior to the date hereof Representative shall have received a letter (a "Procedures Letter"), dated the date of this Agreement of [___________________] verifying the accuracy of such financial and statistical data contained in the Prospectus as the Representative shall deem advisable. In addition, if any amendment or supplement to the Prospectus made after the date hereof contains financial or statistical data, the Representative shall have received a letter dated the Closing Date confirming the Procedures Letter and providing additional comfort on such new data.

                  (b) The Prospectus Supplement shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (c) Subsequent to the execution and delivery of this
            Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Bank[, The Chase Manhattan Bank] or The Chase Manhattan Corporation which, in the reasonable judgment of the Representative, materially impairs the investment quality of the Certificates or makes it impractical to market the Certificates; (ii) any suspension or material limitation of trading in securities generally on the New
            York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Bank[, The Chase Manhattan Bank] or of The Chase Manhattan Corporation on any exchange or in the over-the-counter market by such exchange or over-the-counter market or by the Commission; (iii) any banking moratorium declared by Federal or New York authorities; or (iv) any outbreak or material escalation of major hostilities or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Representative, the effect of any such outbreak, escalation, calamity or emergency on the United States financial markets makes it impracticable or inadvisable to proceed with completion of the sale of and any payment for the Certificates.

                  (d) The Representative shall have received opinions, dated the
            Closing Date, of Simpson Thacher & Bartlett, special counsel to the Bank and/or such other


                                       8
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            counsel otherwise reasonably acceptable to the Representative when taken together with respect to such matters as are customary for the type of transaction contemplated by this Agreement, in form agreed upon prior to the execution of this Agreement.

                  (e) The Representative shall have received an opinion or
            opinions of Simpson Thacher & Bartlett, special counsel to the Bank, dated the Closing Date and satisfactory in form and substance to the Representative, with respect to certain matters relating to the transfers of the Receivables from the Bank to the Trust, with respect to a grant of a security interest in the Receivables to the Indenture Trustee, and with respect to the perfection of the Trust's and the Indenture Trustee's interests in the Receivables.

                  (f) The Representative shall have received from Orrick,
            Herrington & Sutcliffe, counsel to the Underwriters, such opinion or opinions, dated the Closing Date and satisfactory in form and substance to the Representative, with respect to the validity of the Certificates, each Registration Statement, the Prospectus and other related matters as the Representative may require, and the Bank shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (g) The Representative shall have received an opinion of
            Simpson Thacher & Bartlett, special tax counsel to the Bank, dated the Closing Date and reasonably satisfactory in form and substance to the Representative, with respect to such matters some customary for the type of transaction contemplated by this Agreement in the form agreed upon prior to the execution of this Agreement.

                  (h) The Representative shall have received an opinion of
            ____________________, counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representative, substantially to the effect that:

                              (i) The Indenture Trustee is a
                  [___________________] and validly existing in good standing under the laws of [____________________];

                              (ii) The Indenture Trustee has full corporate
                  trust power and authority to enter into and perform its obligations under the Indenture,


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                  the Sale and Servicing Agreement and the Administration
                  Agreement;

                           (iii) Each of the Indenture, the Sale and Servicing
                  Agreement and the Administration Agreement has been duly authorized, executed and delivered by the Indenture Trustee and constitutes a valid and legally binding agreement of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, subject, as to enforcement of remedies, (a) to applicable bankruptcy, insolvency, reorganization, and other similar laws affecting the rights of creditors generally, and (b) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                              (iv) Each of the Notes have been duly executed,
                  authenticated and delivered by the Indenture Trustee;

                              (v) No consent, approval or authorization of, or
                  registration, declaration or filing with, or giving of notice to or the taking of any other act with respect to any court or governmental authority, agency or body of the United States of America or of any state governing the trust powers of the Indenture Trustee is required under any existing laws or regulation for the consummation on the part of the Indenture Trustee of the Indenture, the Sale and Servicing Agreement and the Administration Agreement or the performance by the Indenture Trustee thereunder, except such as have been obtained or the filing of Form T-1 under the Trust Indenture Act;

                              (vi) The execution and delivery of the Sale and
                  Servicing Agreement and the Administration Agreement and the performance by the Indenture Trustee of their respective terms do not conflict with or result in a violation of (1) any laws or regulations of the United States of America or of any state governing the trust powers of the Indenture Trustee, (2) the Articles of Incorporation or By-Laws of the Indenture Trustee or (3) any material agreement, instrument, order, writ, judgment or decree known to such counsel to which the Indenture Trustee is a party or is subject; and

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                        (vii) To the best of such counsel's knowledge and
                  belief, there is no action, suit or proceeding pending or threatened against the Indenture Trustee (as trustee under the Indenture or in its individual capacity) before or by any governmental authority that if adversely decided, would materially adversely affect the ability of the Indenture Trustee to perform its obligations under the Indenture, the Sale and Servicing Agreement or the Administration Agreement.

            In rendering such opinions, counsel to the Indenture Trustee may rely on the opinion of the office of the general counsel to the Indenture Trustee.

                  (i) The Representative shall have received an opinion of
            [____________________], counsel to the Owner Trustee, and such other counsel reasonably satisfactory to the Representative and its counsel, dated the Closing Date and satisfactory in form and substance to the Representative, with respect to such matters as are customary for the type of transaction contemplated by this Agreement, in form agreed upon prior to the execution of this Agreement.

                  (j) The Certificates shall have been rated "[____]" by
            Standard & Poor's, "[____]" by Moody's and "_________" by [________________];

                  (k) The Representative shall have received a certificate,
            dated the Closing Date, of a Vice President or more senior officer of the Bank in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Bank in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) that the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) the representations and warranties of the Bank, as Seller and Servicer, in the Sale and Servicing Agreement and the Trust Agreement, and the conditions set forth in Section 3.1(b) of the Sale and Servicing Agreement, are true and correct as of the dates specified in the Sale and Servicing Agreement and the Trust Agreement, (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (v) that, subsequent to the date of the Prospectus, there has been no material adverse change in the financial position or results of

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            operation of the Bank's automotive business except as set forth in or contemplated by the Prospectus or as described in such certificate and (vi) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; and

                  (l) On the Closing Date, $[____________] aggregate amount of
            Notes shall have been issued and sold.

            The Bank will furnish the Representative, or cause the Representative to be furnished, with such number of conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests.

            8. Indemnification. (a) The Bank will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus supplement, the Registration Statement), the Prospectus (other than any market making prospectus or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that (i) the Bank shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus supplement, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Bank by any Underwriter through the Representative expressly for use therein and
(ii) such indemnity with respect to any preliminary prospectus supplement shall not inure to the benefit of the Underwriter (or any person controlling any of the Underwriters) from whom the person asserting any such loss, claim, damage or liability purchased the Certificates which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) at or prior to the confirmation of

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the sale of such Certificates to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such preliminary prospectus supplement was corrected in the Prospectus (or the Prospectus as supplemented).

            (b) Each Underwriter severally agrees to indemnify and hold harmless the Bank, its directors, each of its officers or agents who signed the Registration Statement, and each person, if any, who controls the Bank within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any preliminary prospectus supplement, the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Bank by any Underwriter through the Representative expressly for use in such preliminary prospectus supplement, the Registration Statement or the Prospectus (or any amendment or supplement thereto).

            (c) Each indemnified party shall give prompt notice to the indemnifying party of any action commenced against the indemnified party in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have hereunder or otherwise than on account of this indemnity agreement. In case any such action shall be brought against an indemnified party and it shall have notified the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party with respect to such action), and it being understood that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys, and, after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party under subsections (a) or (b) of this Section 8 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

            (d) The obligations of the Bank under this Section 8 shall be in addition to any liability which the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and each Underwriter's obligations under this Section 8 shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Bank and to each person, if any, who controls the Bank within the meaning of Section 15 of the Act.

            9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 8 is for any reason held to be unavailable other than in accordance with its terms, the Bank and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Bank or the Underwriters, as incurred, in such proportions so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount and commissions bear to the initial public offering price appearing thereon and the Bank is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each director of the Bank, each officer or agent of the Bank who signed the Registration Statement, and each person, if any, who controls the Bank within the meaning of
Section 15 of the Act shall have the same rights to contribution as the Bank.

            10. Default of Underwriters. If any Underwriter defaults in its obligations to purchase Certificates hereunder and the aggregate principal amount of the Certificates that such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total principal amount of Certificates, the Representative may make arrangements satisfactory to the Bank for the purchase of such Certificates by other persons, including the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Certificates that such defaulting Underwriter agreed but failed to purchase. If any Underwriter so defaults and the aggregate principal amount of the Certificates with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Certificates and arrangements satisfactory to the Representative and the Bank for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Bank, except as provided in Section 11. Nothing herein will relieve a defaulting Underwriter from liability for its default.

            11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Bank or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriters, the Bank or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Certificates. If for any reason the purchase of the Certificates by the Underwriters is not consummated, the Bank shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 and the respective obligations of the Bank and the Underwriters pursuant to
Section 5, 6, 8 and 9 shall remain in effect. If the purchase of the Certificates by the Underwriters is not consummated for any reason other than solely because of the occurrence of any event specified in clauses (ii), (iii) or (iv) of Section 7(c), the Bank will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Certificates.

            12. Notices. All communications hereunder will be in writing and, if sent to the Representative or the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at Chase Securities Inc., 270 Park Avenue, 7th Floor, New York, New York 10017, Attention: Asset Backed Finance Division, or, if sent to the Bank, will be mailed, delivered or telegraphed, and confirmed to it at [__________________________], Attention:
[___________________].

            13. Successors. This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

            14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

            15. No Bankruptcy Petition. Each Underwriter covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Trust, it will not institute against, or join any other person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

            16. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Bank and the several Underwriters in accordance with its terms.


                                    Very truly yours,


                                    CHASE MANHATTAN BANK USA, N.A.



                                       By___________________________________
                                         Name:
                                         Title:

The foregoing Certificate Underwriting Agreement is hereby confirmed and accepted as of the date first written above:

CHASE SECURITIES INC.
on behalf of itself and
as Representative
of the several Underwriters,
named in Schedule I



By______________________________________
  Name:
  Title:

                                  SCHEDULE I





      Underwriter               Principal Amount of
                                    Certificates


                                 $



                                 $

                                                                       EXHIBIT A


      THIS TERM SHEET CONTAINS STRUCTURAL AND COLLATERAL INFORMATION WITH RESPECT TO THE NOTES AND THE CERTIFICATES; HOWEVER, THIS TERM SHEET DOES NOT CONTAIN COMPLETE INFORMATION WITH RESPECT TO THE OFFERING OF THE NOTES AND THE CERTIFICATES. THE INFORMATION HEREIN IS PRELIMINARY AND WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN THE PROSPECTUS SUPPLEMENT AND THE BASE PROSPECTUS. ADDITIONAL INFORMATION WILL BE CONTAINED IN THE PROSPECTUS SUPPLEMENT AND THE BASE PROSPECTUS. PURCHASERS ARE URGED TO READ BOTH THE PROSPECTUS SUPPLEMENT AND THE BASE PROSPECTUS.

      THIS TERM SHEET SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. SALES OF THE NOTES AND THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THE PROSPECTUS SUPPLEMENT AND THE BASE PROSPECTUS.